UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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ALLERGAN PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Shareholder update Spring 2018

FORWARD LOOKING STATEMENTS 2 Forward Looking Statements This communication includes statements that refer to estimated or anticipated future events and are forward‑looking statements. We have based our forward‑looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward‑looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “intend,” “could,” “would,” “should,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward‑looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward‑looking statements. These factors include, among others the inherent uncertainty associated with financial projections; the anticipated size of the markets and continued demand for Allergan’s existing products; Allergan’s ability to successfully develop and commercialize new products; Allergan’s ability to conform to regulatory standards and receive requisite regulatory approvals; availability of raw materials and other key ingredients; uncertainty and costs of legal actions and government investigations; fluctuations in Allergan’s operating results and financial condition, particularly given our manufacturing and sales of branded products; the impact of uncertainty around of timing of generic entry related to key products, including Restasis ®, on our financial results; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; expectations regarding contingent payments, including regarding litigation and related liabilities, purchase price adjustment or transaction consideration payments; the results of the ongoing business following the completion of the divestiture of Allergan’s generics business to Teva; the adverse impact of substantial debt and other financial obligations on the ability to fulfill and/or refinance debt obligations; risks associated with relationships with employees, vendors or key customers as a result of acquisitions of businesses, technologies or products; our compliance with federal and state healthcare laws, including laws related to fraud, abuse, privacy security and others; generic product competition with our branded products; uncertainty associated with the development of commercially successful branded pharmaceutical products; costs and efforts to defend or enforce technology rights, patents or other intellectual property; expiration of patents on our branded products and the potential for increased competition from generic manufacturers; competition between branded and generic products; Allergan’s ability to obtain and afford third-party licenses and proprietary technology we need; Allergan’s potential infringement of others’ proprietary rights; our dependency on third-party service providers and third-party manufacturers and suppliers that in some cases may be the only source of finished products or raw materials that we need; Allergan’s competition with certain of our significant customers; the impact of our returns, allowance and chargeback policies on our future revenue; successful compliance with governmental regulations applicable to Allergan’s and Allergan’s respective third party providers’ facilities, products and/or businesses; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; Allergan’s vulnerability to and ability to defend against product liability claims and obtain sufficient or any product liability insurance; Allergan’s ability to retain qualified employees and key personnel; the effect of intangible assets and resulting impairment testing and impairment charges on our financial condition; Allergan’s ability to obtain additional debt or raise additional equity on terms that are favorable to Allergan; difficulties or delays in manufacturing; our ability to manage environmental liabilities; global economic conditions; Allergan’s ability to continue foreign operations in countries that have deteriorating political or diplomatic relationships with the United States; Allergan’s ability to continue to maintain global operations and the exposure to the risks and challenges associated with conducting business internationally; risks associated with tax liabilities, or changes in U.S. federal or international tax laws to which we are subject, including the risk that the Internal Revenue Service disagrees that Allergan is a foreign corporation for U.S. federal tax purposes; risks of fluctuations in foreign currency exchange rates; risks associated with cyber-security and vulnerability of our information and employee, customer and business information that Allergan stores digitally; Allergan’s ability to maintain internal control over financial reporting; changes in the laws and regulations, affecting among other things, availability, pricing and reimbursement of pharmaceutical products; the highly competitive nature of the pharmaceutical industry; Allergan’s ability to successfully navigate consolidation of our distribution network and concentration of our customer base; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; developments regarding products once they have reached the market; risks related to Allergan’s incorporation in Ireland, such as changes in Irish law and such other risks and other uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2017; and from time to time in Allergan’s other investor communications. Except as expressly required by law, Allergan disclaims any intent or obligation to update or revise these forward-looking statements.

HIGHLY QUALIFIED AND ENGAGED BOARD

Knowledge and experience to effectively guide Allergan's evolution

Effective Combined Skillset


Financial, Operational & Strategic Expertise
10
Corporate Governance Experience
11
Audit Experience
6
Executive Leadership Experience
7
Risk Oversight Experience
8
Clinical Medical Backgrounds
2
Global Business Experience
10
In-Depth Healthcare Knowledge
10
Extensive Industry Experience
8
Human Resources / Compensation
8



BRENTON L. SAUNDERS
Chairman
President and CEO, Allergan
Director Since: 2014



CHRISTOPHER J. COUGHLIN
Lead Independent Director
Former EVP & CFO, Tyco International
Director Since: 2014



NESLI BASGOZ, M.D.
Associate Chief and Clinical Director, Massachusetts General Hospital (MGH)
Director Since: 2014



PAUL M. BISARO
President and CEO, Impax Laboratories
Director Since: 2007



JOSEPH H. BOCCUZI
Former Partner, Spencer Stuart
Director Since: 2017



CHRISTOPHER W. BODINE
Former President of Healthcare Services, CVS Caremark
Director Since: 2009



ADRIANE M. BROWN
Senior Advisor, Intellectual Ventures
Director Since: 2017



CAROL ANTHONY (JOHN) DAVIDSON
Former SVP, Controller & CAO, Tyco International
Standing for Election



CATHERINE M. KLEMA
President, Nettleton Advisors
Director Since: 2004



PETER J. MCDONNELL, M.D.
Director, Wilmer Eye Institute of the Johns Hopkins University School of Medicine
Director Since: 2015



PATRICK J. O'SULLIVAN
Former CEO, LEO Pharma Ireland
Director Since: 2013



FRED G. WEISS
Managing Director, FGW Consultancy
Director Since: 2000

Balanced Tenure & Refreshment

Average Tenure = 8 Years


1
New
7
1-5 Years
1
6-10 Years
3
11+ Years


83% Independent

Note: Reflects composition of the Board as it stands for 2018 election and as represented in our 2018 DEF14A

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Our shareholders are best served by protecting the Board’s flexibility to determine the appropriate leadership structure for the Company, in light of the Company’s circumstances at a given time. This is especially true in light of the Company’s governance and board structure, which provides for strong independent leadership in our boardroom. Board leadership structure FLEXIBILITY SHOULD BE PRESERVED 4 The proposal is not necessary to ensure effective oversight of management and accountability to shareholders, given the Board’s commitment to protect shareholders’ interests and its existing refreshment and governance practices. The Board has acted responsibly to identify the right current leadership structure to pursue the best long-term interests of its shareholders. The Board has determined that Mr. Saunders is the right person to serve as its Chair and Mr. Coughlin is the right person to serve in the Lead Independent Director role at this time. The Company’s shareholders rejected a substantially identical proposal introduced by the same individual shareholder last year. The Company has also engaged extensively with shareholders on this topic, and has received significant support for our current Board leadership structure. P P P The Board of Directors recommends that shareholders vote against the proposal to require an independent Board Chairman, as it will deny the Board both flexibility and autonomy to determine the appropriate leadership structure for Allergan The Company’s Lead Independent Director role provides strong independent oversight and has been enhanced in response to shareholder feedback. See slide 5 for details. P P

LEAD INDEPENDENT DIRECTOR ROLE PROVIDES BALANCED OVERSIGHT Coordinating the activities of the other Independent Directors, including the calling of meetings of the Independent Directors and/or other non-management directors (and the establishment of the agendas and schedules for such meetings), with or without the presence of management Presiding at all executive sessions of the independent directors of the Board, which occur at each meeting of the Board Serving as liaison between the Chairman and the independent directors Serving as liaison between management (including any executive Chairman) and the independent directors Serving as the Board’s liaison for consultation and communication with major shareholders, as appropriate Approving the agenda for Board meetings, Board pre-read materials, meeting calendars and schedules Recommending the retention of advisers and consultants Communicating regularly with each director to be certain that each director’s views, competencies and priorities are understood Performing such other duties as the Board of Directors may determine from time to time Robust Lead Independent Director Responsibilities (Enhanced in January 2017): The Board concluded that Mr. Coughlin should serve as our Lead Independent Director, because his depth of experience in executive leadership roles within complex corporate organizations and his service on public company boards, including in the roles of Chairman and Lead Independent Director, contribute critical risk oversight and management insight to our Board of Directors. CHRISTOPHER J. COUGHLIN Lead Independent Director Former EVP & CFO, Tyco International  Director Since: 2014 Lead Independent Director Since: 2016 During his tenure as Lead Independent Director, Mr. Coughlin has engaged with investors and demonstrated strong leadership skills, independent thinking and a deep understanding of the business. 5 Our Lead Independent Director has participated in our shareholder engagement program since its inception.

2017 WAS A PIVOTAL YEAR MARKED BY STRONG EXECUTION

EXECUTION
2017 Priority

- Drove strong revenue growth[1] +9.4%
- Entered & grew Regenerative Medicine and CoolSculpting® business
- Launched 12 new products
- Advanced key development programs into Phase 3; Filed ESMYA® NDA
- Submitted 17 major dossiers; Achieved 15 major approvals
- Managed expenses to maintain profit margins
- Completed $15B share repurchase program + $2B authorized repurchase program in progress; initiated quarterly dividend; paid net debt of $2.9B

1. FY 2017 versus prior year. Includes ALLODERM® STRATTICE™ and CoolSculpting®

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COMPENSATION PHILOSOPHY & INCENTIVE STRUCTURE

Philosophy & Goals

- Create unambiguous long-term shareholder alignment
- Drive sustainable top-and bottom-line growth
- Overachieve on our commitments to execute key integration plans
- Create a unified management team aligned to a shared set of objectives
- Attract and retain key executive talent
- Reinforce our BOLD, entrepreneurial culture
- Encourage a long-term perspective and discourage short-term risk taking

Share Ownership Requirements

- Support our strong ownership culture and ensure long-term alignment of our senior management team with our shareholders
- Our CEO retains significantly more shares than required



Saunders
59x
6x base salary required

As disclosed in 2018 DEF14A

Incentive Structure[1]

Annual Incentive Plan

See slide 8 for details

- Incentivizes focus on short-term financial and strategic goals that support long term value creation
- **Based on Non-GAAP Net Revenue, Non-GAAP Performance Net Income Per Share, and pre-defined strategic goals** including operational excellence, harmonization of systems and processes, alignment with our BOLD culture and values, employee, health and safety and quality systems initiatives and talent development

2018-2019 Long-Term Incentive Grants

See slide 9 for details of new design

- Strongly aligns to focused, sustainable biopharmaceutical strategy and provides incentive to ensure sustained multi-year growth
- **75% Performance Share Units (PSUs):**
  - **50% R&D Milestones[3]:**
    - Measures execution against milestones for key value drivers
    - Annual target-setting incorporates stepping stone deals
  - **50% Relative TSR:**
    - Directly aligns to value delivered to shareholders
    - Provides incentive for superior performance vs peers
- Designed to incentivize retention and promote durability of performance
- Earned based on a 3-year performance period with an additional 2-year service vesting requirement
- **25% Restricted Stock Units (RSUs)**
  - 5 year pro-rata vesting

Components of CEO Pay[2]

93% of CEO pay is variable or "at risk"



7%
17%
76%

Components of Other NEO Pay (Average)[2]

84% of NEO pay is variable or "at risk"



16%
17%
67%

- **Base salary**
- **Target Annual Incentive**
- **Target Annualized Long-Term Incentive**

[1] One transaction related performance-based award remains in-cycle; payout opportunity for the 2015 Transformation Incentive Plan will be determined at conclusion of performance period on Dec. 31, 2018

[2] Reflects 2017 pay mix at target

[3] The R&D milestones are measured annually, with results averaged, and are focused on Stars and key approvals and submissions

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Annual INCENTIVE Awards 8 Individual Performance Factor 0% - 150% Bonus Award 0% - 225% of Target Corporate Financial Performance 0% - 150% Non-GAAP Net Revenue Non-GAAP Performance Net Income Per Share 50% Aligns to investor expectations Maintains a strong focus on profitability Is easy to understand and communicate Aligns with the market practice amongst our peers Incentivizes sustainable top line revenue growth Focuses management on extending category leadership across therapy areas Aligns with strategy of targeted geographic expansion Performance Goals and Bonus Calculation 50% Rationale Our performance goals are rigorous and align with Allergan’s strategic initiatives and priorities 2017 CEO Actual: 105% 2017 CEO Actual: 135% 2017 CEO Actual: 142% Will never represent more than 33.33% of any total payout 2017 Individual Performance Goals for our CEO The Compensation Committee approved individual objectives for our CEO based on the following strategic goals:  Growth P Pipeline P Organizational Goals P Capital Allocation P Margins P See 2018 DEF14A page 58 for more details

2018-2019 LONG-TERM INCENTIVE GRANTS

Form of Award	Percentage of Value	Performance Metric	Details
Performance Share Unit (PSU) Award	75%	R&D 50%	• Measures execution against milestones for key value drivers • Annual target-setting incorporates Stepping Stone deals
		Relative TSR[1] 50%	• Measured over full 3-year period • Award capped at target for negative TSR R-TSR Rank / Vesting: >80th 200%; Median 100%; 40th 50%; 30th 0%
Restricted Stock Unit (RSU) Award	25%	N/A	• 5 year pro-rata vesting • Provides enhanced retention and balancing of the portfolio

R-TSR Rank	Vesting
>80th	200%
Median	100%
40th	50%
30th	0%

The biennial award structure, which maintains long vesting cycles in addition to performance measurement, supports our long-term strategy

	Original Multi-Year Grant to CEO			New Multi-Year Grant to CEO	
Grant Date	Jul. 1, 2014			Apr. 3, 2017	
Performance Period	Jul. 1, 2014 – Sept. 1, 2017			Jan. 1, 2017 – Dec. 31, 2019	
Years of Value Covered	**2015**	**2016**	**2017**	**2018**	**2019**
Annual Value Granted	$11,400,000	$11,400,000	$11,400,000	$13,300,000	$13,300,000

Rationale for Performance Period Beginning in 2017

1. **Sets Foundation for Sustained High Performance and Strong Shareholder Returns**
   - First year operating as dedicated branded biopharma
   - Execution is critical; investors seek consistency and sustainability
2. **Announced key development programs**
   - R&D metric reinforces commitment to key development programs
   - 2017 critical for achieving key milestones (Phase III)
3. **Aligned with Shareholder Expectations**
   - Shareholders requested operating metrics tied to strategy
   - R&D focus has increased as we have transitioned to branded pharma
4. **Natural Transition from 2014 Program**
   - Aligns with ending of last grant’s performance period (Sept. 2017) and the completion of our transformation
   - Delayed grant would create gap between program and new priorities
   - Strengthens retention hook by increasing amount of unvested equity

History of Unambiguous Pay-for-Performance Alignment

- Total shareholder return portion of the 2014 Merger Success Award (Forest Acquisition) achieved a 36th percentile ranking for our TSR relative to peers, resulting in a below target 60% payout.
- 2014 Performance Share Unit Award vested at 44%, which was significantly below target.

The 2018-2019 long-term incentive awards are biennial in nature, and as such the Committee does not intend to grant additional equity incentive awards to management who were biennial award recipients until 2020.

[1] Performance measured against NYSE Arca Pharmaceutical Index

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